    Exhibit 99.1
Ventas, Inc.    300 North LaSalle Street, Suite 1600    Chicago, Illinois 60654    (877) 4-VENTAS    www.ventasreit.com

Contact:    BJ Grant
(877) 4-VENTAS

Ventas Reports 2026 Second Quarter Results

CHICAGO – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the second quarter ended June 30, 2026.

CEO Remarks

“Ventas’s momentum continued in the second quarter. We delivered strong enterprise results, executing on our strategy to capture the unprecedented opportunity in senior housing through powerful organic and external growth in our Senior Housing Operating Portfolio,” said Debra A. Cafaro, Ventas Chairman and CEO. “Demographic demand is strong and getting stronger as the baby boomers begin turning 80 this year. Meanwhile, new supply remains at historic lows, setting up a compelling multiyear runway for growth and value creation.

“Our portfolio and platform are built to meet this moment, and we continue to expand our senior housing footprint,” Cafaro continued. “We are increasing our 2026 investment volume expectations to $4.5 billion, after completing over $3 billion of attractive U.S. senior housing investments year to date and growing our active, actionable investment pipeline. Our differentiated platform, experience, industry relationships and scale are competitive advantages driving Ventas’s outperformance and elevating our industry to better serve a large and growing aging population.

“We are again raising our full year earnings guidance primarily because of our increased investment activity. The Ventas team remains focused on winning together and delivering for our stakeholders as we enable exceptional environments that help people live longer, healthier, happier lives,” Cafaro concluded.

Second Quarter and Other 2026 Highlights

•Net Income Attributable to Common Stockholders (“Attributable Net Income”) per share of $0.14

•Normalized Funds From Operations* (“Normalized FFO”) per share of $0.97, an increase of 9% year-over-year

•Total Company Net Operating Income* (“NOI”) year-over-year growth of 17% and Total Company Same-Store Cash NOI* year-over-year growth of 10%

•On a Same-Store Cash NOI* basis, the senior housing operating portfolio (“SHOP”) grew 16% year-over-year, with Same-Store Cash Operating Revenue* growth of 9% and Same-Store Cash NOI margin* growth of 210 basis points

•Year to date, the Company closed $3.4 billion of investments focused on senior housing with attractive financial return expectations, consistent with its Right Market, Right Asset, Right OperatorTM strategy

•To fund its 2026 investment activity, the Company settled 31.4 million shares of common stock under equity forward sales agreements year to date for gross proceeds of $2.6 billion, and currently has $1.6 billion of unsettled equity forward sales agreements, totaling $4.2 billion in equity capital

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Ventas Reports 2026 Second Quarter Results
July 29, 2026

Second Quarter 2026 Company Results

For the Second Quarter 2026, reported per share results were:

	Quarter Ended June 30,
	2026	2025	$ Change	% Change
Attributable Net Income	$0.14	$0.15	($0.01)	(7%)
Nareit FFO*	$0.99	$0.86	$0.13	15%
Normalized FFO*	$0.97	$0.89	$0.08	9%

SHOP Growth

In the second quarter, SHOP Same-Store Cash NOI increased 16% year-over-year, led by Same-Store Cash Operating Revenue growth of 9% and 210 basis points of Same-Store Cash NOI margin expansion. Same-Store Cash Operating Revenue growth of 9% included revenue per occupied room (“RevPOR”) growth of 5% and average occupancy growth of 300 basis points year-over-year.

U.S. SHOP Same-Store Cash NOI increased 18% year-over-year and average occupancy grew 360 basis points year-over-year.

Investment Activity

Ventas closed $2.2 billion of investments focused on senior housing in the second quarter and $3.4 billion year to date. The Company expects these investments to increase its growth rate on a multiyear basis and generate attractive financial returns.

The Company is increasing its investment volume expectations for 2026 to $4.5 billion of investments focused on senior housing, up from the prior guidance of $3 billion.

Financial Strength and Flexibility

The Company’s Net Debt-to-Further Adjusted EBITDA* strengthened to 4.7x as of the end of the second quarter, representing nearly a full turn improvement from the prior year. The improvement was driven by SHOP NOI growth and equity-funded senior housing investments.

As of June 30, 2026, the Company had $4.9 billion in liquidity, supporting Ventas’s growth and financial flexibility. Liquidity includes availability under its unsecured credit facilities, cash and cash equivalents and unsettled equity forward sales agreements outstanding.

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Ventas Reports 2026 Second Quarter Results
July 29, 2026

Increased Full Year 2026 Guidance

The Company is increasing its guidance for the full year. The Company’s 2026 guidance contains forward-looking statements and is based on a number of assumptions, including those identified later in this press release; actual results may differ materially. Ventas expects to report 2026 per share Attributable Net Income, Nareit FFO and Normalized FFO within the following ranges:

	As of 4/27/26	As of 7/29/26
Attributable Net Income Per Share Range	$0.56 - $0.63	$0.58 - $0.63
Attributable Net Income Per Share Midpoint	$0.60	$0.61
Nareit FFO Per Share Range*	$3.69 - $3.76	$3.76 - $3.81
Nareit FFO Per Share Midpoint*	$3.73	$3.79
Normalized FFO Per Share Range*	$3.82 - $3.89	$3.85 - $3.90
Normalized FFO Per Share Midpoint*	$3.86	$3.88

Full Year 2026 Guidance Commentary Update

The increase in the Company’s guidance is primarily the result of increased accretive senior housing investment activity. Certain additional assumptions are set forth in the appendix.

Investor Presentation

An Earnings Presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its Supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, the Company’s website, including the information contained in the aforementioned Earnings Presentation and Supplemental, is not incorporated by reference into, and is not part of, this document.

Second Quarter 2026 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Thursday, July 30, 2026 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (609) 800-9909 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, Inc. (NYSE: VTR) is an S&P 500 company enabling exceptional environments that benefit a large and growing aging population. With approximately 1,450 properties in North America and the United Kingdom, Ventas occupies an essential role in the longevity economy. The Company’s growth is fueled by its more than 900 senior housing communities, which provide valuable services to residents and enable them to thrive in supported environments. Ventas aims to deliver outsized performance by leveraging its operational expertise, data-driven insights from its Ventas OITM platform, extensive relationships and strong financial position. The Ventas portfolio also includes outpatient medical buildings, research centers and healthcare facilities. Ventas’s seasoned team of talented professionals shares a commitment to excellence, integrity and a common purpose of helping people live longer, healthier, happier lives.

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Ventas Reports 2026 Second Quarter Results
July 29, 2026

Non-GAAP Financial Measures

This press release of Ventas, Inc. (the “Company,” “we,” “us,” “our” and similar terms) includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, Net Operating Income (“NOI”), Same-Store Cash NOI, Same-Store Cash NOI Growth, Same-Store Cash NOI Margin, Cash Operating Revenue and Net Debt to Further Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in the appendix to this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of phrases or words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “line-of-sight,” “outlook,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the Securities and Exchange Commission.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) our exposure and the exposure of our managers, tenants and borrowers to complex and evolving governmental policy, laws and regulations, including relating to healthcare, data privacy, cybersecurity, artificial intelligence, international trade and environmental matters, the impact of such policies, laws and regulations on our and our managers’, tenants’ and borrowers’ business and the challenges and expense associated with complying with such policies, laws and regulations; (b) the impact of market, macroeconomic and general economic conditions on us, our managers, tenants and borrowers and in areas in which our properties are geographically concentrated, including changes in or elevated inflation, interest rates and exchange rates, labor market dynamics and rises in unemployment, tightening of lending standards and reduced availability of credit or capital, events that affect consumer confidence, and the actual and perceived state of the real estate markets and public and private capital markets; (c) our ability, and the ability of our managers, tenants and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, including their ability to respond to the impact of the U.S. political environment on government funding and reimbursement programs, and the financial condition or business prospect of our managers, tenants and borrowers; (d) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments; (e) our ability to identify and consummate future investments in healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (f) the potential for significant general and commercial claims, legal actions, investigations, regulatory proceedings and enforcement actions that could subject us or our managers, tenants or borrowers to increased operating costs, uninsured liabilities, including fines and other penalties, reputational harm or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or
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Ventas Reports 2026 Second Quarter Results
July 29, 2026

nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (g) our reliance on third-party managers and tenants to operate or exert substantial control over properties they manage for, or lease from, us, which limits our control and influence over such properties, their operations and their performance; (h) our reliance and the reliance of our managers, tenants and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained; (i) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our managers, tenants, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us; (j) our dependency on a limited number of managers and tenants for a significant portion of our revenues and operating income; (k) our exposure to various operational risks, liabilities and claims from our operating assets; (l) our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the healthcare real estate sector, the competitiveness or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements; (m) our ownership of properties or operation of business outside of the U.S. that may subject us to different or greater risks than those associated with our domestic operations; (n) the risk that our management agreements or leases are not renewed or are renewed on less favorable terms, that our managers or tenants default under those agreements or that we are unable to replace managers or tenants on a timely basis or on favorable terms, if at all; (o) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (p) risks related to the recognition of reserves, allowances, credit losses or impairment charges which are inherently uncertain and may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets; (q) the risk of exposure to unknown liabilities from our investments in properties or businesses; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our managers, tenants or borrowers; (s) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates; (t) our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness; (u) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates; (v) the risk of potential dilution resulting from future sales or issuances of our equity securities; (w) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our managers, tenants, borrowers or other counterparties; (x) the risks or uncertainties relating to the use of, or inability to take advantage of, the benefits of artificial intelligence by us or our managers, tenants or borrowers; (y) the occurrence of cybersecurity threats and incidents that could disrupt our or our managers’, tenants’ or borrower’s operations, result in the loss of confidential or personal information or damage our business relationships and reputation; (z) the risk of catastrophic or extreme weather and other natural events; (aa) our ability to attract and retain talented employees; (bb) our ability to maintain a positive reputation for quality and service with our key stakeholders; (cc) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (dd) the ownership limits contained in our certificate of incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of our company; and (ee) the other factors set forth in our periodic filings with the Securities and Exchange Commission.

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Ventas Reports 2026 Second Quarter Results
July 29, 2026

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of June 30, 2026	As of December 31, 2025
Assets
Real estate investments:
Land and improvements	$3,260,895	$2,962,738
Buildings and improvements	33,346,737	30,872,598
Construction in progress	253,902	358,811
Acquired lease intangibles	1,937,522	1,680,567
Operating lease assets	316,707	295,838
	39,115,763	36,170,552
Accumulated depreciation and amortization	(12,622,838)	(12,043,619)
Net real estate property	26,492,925	24,126,933
Secured loans receivable and investments, net	436,401	143,913
Investments in unconsolidated real estate entities	590,630	617,571
Net real estate investments	27,519,956	24,888,417
Cash and cash equivalents	198,956	741,067
Escrow deposits and restricted cash	24,861	45,070
Goodwill	1,045,816	1,046,072
Assets held for sale	28,744	42,993
Deferred income tax assets, net	3,134	2,797
Other assets	834,429	825,529
Total assets	$29,655,896	$27,591,945
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,687,789	$13,011,016
Accrued interest payable	142,464	143,104
Operating lease liabilities	231,210	208,602
Accounts payable and other liabilities	1,349,477	1,240,820
Liabilities related to assets held for sale	2,584	4,032
Deferred income tax liabilities	30,739	23,409
Total liabilities	14,444,263	14,630,983
Redeemable OP unitholder and noncontrolling interests	509,069	375,154
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 1,200,000 shares authorized, 512,946 and 474,926 shares outstanding at June 30, 2026 and December 31, 2025, respectively	128,237	118,732
Capital in excess of par value	22,478,217	19,976,183
Accumulated other comprehensive loss	(31,510)	(39,851)
Retained earnings (deficit)	(7,925,545)	(7,527,777)
Treasury stock, 0 shares issued	—	(34)
Total Ventas stockholders’ equity	14,649,399	12,527,253
Noncontrolling interests	53,165	58,555
Total equity	14,702,564	12,585,808
Total liabilities and equity	$29,655,896	$27,591,945
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Ventas Reports 2026 Second Quarter Results
July 29, 2026

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Rental income:
Triple-net leased properties	$124,856	$152,702	$247,927	$308,815
Outpatient medical and research portfolio	228,605	220,814	458,709	442,133
	353,461	373,516	706,636	750,948
Resident fees and services	1,363,498	1,032,714	2,656,288	2,001,618
Third-party capital management revenues	4,245	4,397	8,656	8,733
Income from loans and investments	6,632	4,395	10,701	8,719
Interest and other income	1,778	5,871	4,277	8,949
Total revenues	1,729,614	1,420,893	3,386,558	2,778,967
Expenses
Interest	160,034	150,298	316,176	299,654
Depreciation and amortization	407,711	347,719	790,179	669,244
Property-level operating expenses:
Senior housing	959,999	746,302	1,878,331	1,450,702
Outpatient medical and research portfolio	77,781	75,001	158,082	150,958
Triple-net leased properties	3,142	3,966	6,043	7,493
	1,040,922	825,269	2,042,456	1,609,153
Third-party capital management expenses	1,706	1,627	3,539	3,452
General, administrative and professional fees	46,986	42,856	109,732	96,005
Loss on extinguishment of debt, net	83	—	532	—
Transaction, transition and restructuring costs	13,478	4,627	20,137	10,609
Other expense	4,454	5,839	14,154	7,251
Total expenses	1,675,374	1,378,235	3,296,905	2,695,368
Income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	54,240	42,658	89,653	83,599
Loss from unconsolidated entities	(7,812)	(1,138)	(15,162)	(4,449)
Gain on real estate dispositions	176	33,816	15,222	33,985
Income tax benefit (expense)	25,618	(3,874)	41,555	6,683
Net income	72,222	71,462	131,268	119,818
Net income attributable to noncontrolling interests	1,652	3,198	4,786	4,686
Net income attributable to common stockholders	$70,570	$68,264	$126,482	$115,132
Earnings per common share
Basic:
Net income	$0.15	$0.16	$0.27	$0.27
Net income attributable to common stockholders	0.14	0.15	0.26	0.26
Diluted:
Net income	$0.15	$0.16	$0.27	$0.26
Net income attributable to common stockholders	0.14	0.15	0.26	0.25
Weighted average shares used in computing earnings per common share
Basic	489,287	452,583	482,802	446,314
Diluted	497,724	459,088	492,282	453,000

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Ventas Reports 2026 Second Quarter Results
July 29, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended June 30,		Q2 YoY Change
	2026	2025	’26-’25
Net income attributable to common stockholders	$70,570	$68,264	3%
Net income attributable to common stockholders per share	$0.14	$0.15	(7%)
Adjustments:
Depreciation and amortization on real estate assets	406,036	346,214
Depreciation on real estate assets related to noncontrolling interests	(6,238)	(3,973)
Depreciation on real estate assets related to unconsolidated entities	22,600	18,716
Gain on real estate dispositions	(176)	(33,816)
Loss (gain) on real estate dispositions related to unconsolidated entities	29	(62)
Subtotal: Nareit FFO adjustments	422,251	327,079
Subtotal: Nareit FFO adjustments per share	$0.85	$0.71
Nareit FFO attributable to common stockholders	$492,821	$395,343	25%
Nareit FFO attributable to common stockholders per share	$0.99	$0.86	15%

Adjustments:
Loss (gain) on derivatives, net	100	(1,074)
Non-cash impact of income tax (benefit) expense	(29,017)	748
Loss on extinguishment of debt, net	83	—
Transaction, transition and restructuring costs	13,478	4,627
Amortization of other intangibles	119	121
Non-cash stock-based compensation expense (1)	5,312	7,683
Significant disruptive events, net	(1,064)	958
Normalizing items related to noncontrolling interests and unconsolidated entities, net	1,884	463
Other normalizing items, net	—	(1)
Subtotal: Normalized FFO adjustments	(9,105)	13,525
Subtotal: Normalized FFO adjustments per share	$(0.02)	$0.03
Normalized FFO attributable to common stockholders (1)	$483,716	$408,868	18%
Normalized FFO attributable to common stockholders per share	$0.97	$0.89	9%
Weighted average diluted shares	497,724	459,088

(1)    Beginning with the first quarter of 2026, the Company excludes non-cash stock-based compensation expense from the calculation of Normalized FFO. Results for prior periods have been updated to conform to this presentation.

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Ventas Reports 2026 Second Quarter Results
July 29, 2026

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Funds From Operations attributable to common stockholders (“FFO”) and Normalized FFO attributable to common stockholders (“Normalized FFO”) to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance across periods on a consistent basis. In some cases, the Company provides information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items on our financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO Attributable to Common Stockholders (“Normalized FFO”)

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) gains and losses on derivatives, net and changes in the fair value of financial instruments; (b) the non-cash impact of income tax benefits or expenses; (c) gains and losses on extinguishment of debt, net including the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of our debt; (d) transaction, transition and restructuring costs; (e) amortization of other intangibles; (f) non-cash stock-based compensation expense; (g) net expenses or recoveries related to significant disruptive events; (h) the impact of expenses related to asset impairment and valuation allowances; (i) the financial impact of contingent consideration; (j) gains and losses on non-real estate dispositions and other normalizing items related to noncontrolling interests and unconsolidated entities; and (k) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other companies, which may define similarly titled measures differently than the Company does. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

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Ventas Reports 2026 Second Quarter Results
July 29, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2026 Guidance as of July 29th, 20261
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2026		FY 2026 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$291	$317	$0.58	$0.63

Depreciation and amortization adjustments	1,626	1,626	$3.22	$3.22
Gain on real estate dispositions	(15)	(15)	($0.03)	($0.03)
Nareit FFO attributable to common stockholders	$1,902	$1,927	$3.76	$3.81

Other adjustments[3]	44	44	$0.09	$0.09

Normalized FFO attributable to common stockholders	$1,947	$1,972	$3.85	$3.90
% Year-over-year growth			8%	10%

Weighted average diluted shares (in millions)	506	506

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

•The Company’s guidance includes the following investment and disposition assumptions:
◦Expect to close $4.5 billion of investments focused on senior housing, increased vs. previous $3 billion
◦Disposition and loan repayment proceeds of ~$700 million at a ~7% blended yield, vs. previous ~$300 million

◦Additional guidance assumptions include:
◦Interest expense of ~$646 million at midpoint, vs. previous ~$640 million
◦Interest and other income of ~$8 million at midpoint, unchanged
◦Full year weighted average diluted share count of 506 million, vs. previous 504 million
◦FAD capital expenditures of ~$400 million at midpoint, unchanged
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Ventas Reports 2026 Second Quarter Results
July 29, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2026 Guidance as of April 27th, 20261
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2026		FY 2026 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$282	$317	$0.56	$0.63

Depreciation and amortization adjustments	1,593	1,593	$3.16	$3.16
Gain on real estate dispositions	(15)	(15)	($0.03)	($0.03)
Nareit FFO attributable to common stockholders	$1,860	$1,895	$3.69	$3.76

Other adjustments[3]	64	64	$0.13	$0.13

Normalized FFO attributable to common stockholders	$1,924	$1,959	$3.82	$3.89
% Year-over-year growth			7%	9%

Weighted average diluted shares (in millions)	504	504

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

•The Company’s guidance includes the following investment and disposition assumptions:
◦Expect to close ~$3 billion of investments focused on senior housing
◦Disposition proceeds of ~$300 million

◦Additional guidance assumptions include:
◦Interest expense of ~$640 million at midpoint
◦Interest and other income of ~$8 million at midpoint
◦Full year weighted average diluted share count of 504 million
◦FAD capital expenditures of ~$400 million at midpoint
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Ventas Reports 2026 Second Quarter Results
July 29, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Second Quarter 2026 Same-Store Cash NOI by Segment
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended June 30, 2026
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$70,570
Adjustments:
Interest and other income					(1,778)
Interest expense					160,034
Depreciation and amortization					407,711
General, administrative and professional fees					46,986
Loss on extinguishment of debt, net					83
Transaction, transition and restructuring costs					13,478
Other expense					4,454
Net income attributable to noncontrolling interests					1,652
Loss from unconsolidated entities					7,812
Income tax benefit					(25,618)
Gain on real estate dispositions					(176)
NOI	$403,499	$151,532	$121,714	$8,463	$685,208
Adjustments:
Straight-lining of rental income	—	(2,817)	(4,641)	—	(7,458)
Non-cash rental income	—	(3,208)	(1,452)	—	(4,660)
Cash payments, fees and other consideration	—	2,844	—	—	2,844
NOI not included in Cash NOI (1)	1,198	(1,153)	—	—	45
Non-segment NOI	—	—	—	(8,463)	(8,463)
Cash NOI	$404,697	$147,198	$115,621	$—	$667,516

Adjustments:
Cash NOI not included in Same-Store	(100,006)	(4,539)	—	—	(104,545)
Same-Store Cash NOI	$304,691	$142,659	$115,621	$—	$562,971

Percentage increase	16.3%	4.6%	3.1%		10.3%

(1)     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2026 Second Quarter Results
July 29, 2026

	For the Three Months Ended June 30, 2025
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$68,264
Adjustments:
Interest and other income					(5,871)
Interest expense					150,298
Depreciation and amortization					347,719
General, administrative and professional fees					42,856
Transaction, transition and restructuring costs					4,627
Other expense					5,839
Net income attributable to noncontrolling interests					3,198
Loss from unconsolidated entities					1,138
Income tax expense					3,874
Gain on real estate dispositions					(33,816)
NOI	$286,412	$146,486	$148,736	$6,492	$588,126
Adjustments:
Straight-lining of rental income	—	(2,620)	(5,579)	—	(8,199)
Non-cash rental income	—	(1,994)	(7,720)	—	(9,714)
Cash payments, fees and other consideration	—	1,043	—	—	1,043
NOI not included in Cash NOI (1)	1,197	(2,737)	(23,282)	—	(24,822)
Non-segment NOI	—	—	—	(6,492)	(6,492)
NOI impact from change in FX	(96)	—	16	—	(80)
Cash NOI	$287,513	$140,178	$112,171	$—	$539,862

Adjustments:
Cash NOI not included in Same-Store	(25,507)	(3,827)	—	—	(29,334)
NOI impact from change in FX not in Same-Store	15	—	—	—	15
Same-Store Cash NOI	$262,021	$136,351	$112,171	$—	$510,543

(1)     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2026 Second Quarter Results
July 29, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Second Quarter 2026 Senior Housing Operating Portfolio Same-Store Cash Operating Revenue
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended
	2Q25	1Q26	2Q26
Total revenues	$1,032,714	$1,292,790	$1,363,498
Adjustments:
Revenues not included in cash operating revenues[1]	(9,704)	(5,323)	(4,192)
Revenue impact from change in FX	(109)	(1,450)	—
Cash operating revenue	$1,022,901	$1,286,017	$1,359,306

Adjustments:
Cash operating revenue not included in Same-Store	(120,609)	(314,598)	(379,731)
Cash operating revenue impact from change in FX not in Same-Store	(8)	154	—
Same-Store Cash Operating Revenue	$902,284	$971,573	$979,575

Percentage increase YoY			8.6%
Percentage increase Seq			0.8%

(1)     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2026 Second Quarter Results
July 29, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Adjusted EBITDA and Net Debt
(Dollars in thousands USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended June 30,
	2026		2025
Net income attributable to common stockholders	$70,570		$68,264
Adjustments:
Interest expense	160,034		150,298
Loss on extinguishment of debt, net	83		—
Taxes (including tax amounts in general, administrative and professional fees)	(24,433)		4,787
Depreciation and amortization	407,711		347,719
Non-cash stock-based compensation expense	5,313		7,683
Transaction, transition and restructuring costs	13,478		4,627
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(10,956)		(8,030)
Income from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	42,319		37,418
Gain on real estate dispositions	(176)		(33,816)
Unrealized foreign currency gain (loss)	183		(492)
Gain on derivatives, net	—		(1,201)
Significant disruptive events, net	(1,064)		958
Other normalizing items, net	—		(1)
Adjusted EBITDA	$663,062		$578,214
Adjustment for current period activity	20,651		(3,996)
Further Adjusted EBITDA	$683,713		$574,218

Further Adjusted EBITDA annualized	$2,734,852		$2,296,872

Total Debt	$12,687,789		$13,056,312
Cash and cash equivalents	(198,956)		(614,200)
Restricted cash pertaining to debt	(2,643)		(34,466)
Partners’ share of consolidated debt	(335,866)		(326,038)
Ventas’s share of unconsolidated debt	755,816		721,462
Net Debt	$12,906,140		$12,803,070

Net Debt / Further Adjusted EBITDA	4.7	x	5.6	x

The Company believes that Further Adjusted EBITDA and Net Debt are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) transaction, transition and restructuring costs; (c) noncontrolling interests’ share of adjusted EBITDA; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) unrealized foreign currency gains or losses; (g) gains or losses on derivatives, net and changes in the fair value of financial instruments; (h) net expenses or recoveries related to significant disruptive events; and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

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Ventas Reports 2026 Second Quarter Results
July 29, 2026

Further Adjusted EBITDA

Further Adjusted EBITDA is Adjusted EBITDA further adjusted for transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Further Adjusted EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third-party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, OM&R and NNN), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-Store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance.

Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Company’s OM&R and NNN reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. Our SHOP and NNN that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a significant disruptive redevelopment; (iv) for OM&R and NNN reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and NNN reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, certain of our performance-based disclosures, including Same-Store NOI for SHOP and NNN, assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison
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Ventas Reports 2026 Second Quarter Results
July 29, 2026

period’s results are adjusted and converted to USD based on the average monthly exchange rate for the current period.

Contacts
BJ Grant
(877) 4-VENTAS
Source: Ventas, Inc.
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